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                                                                EXHIBIT 23.1


                       Independent Auditors' Consent


The Board of Directors
MB Financial, Inc.:

We consent to the use of our report included herein, based on our audits and the reports of other auditors, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Chicago, IL
July 23, 2002